TRUSTEES POWER OF ATTORNEY

City of Minneapolis

State of Minnesota

Each of the undersigned, as trustees of the below listed investment companies that previously have filed registration statements and amendments thereto pursuant to the requirements of the Securities Act of 1933 and/or the Investment Company Act of 1940 with the Securities and Exchange Commission:

	1933 Act	1940 Act
	Reg. Number	Reg. Number
Columbia Funds Master Investment Trust, LLC	N/A	811-09347
Columbia Funds Series Trust	333-89661	811-09645
Columbia Funds Series Trust II	333-131683	811-21852
Columbia Funds Variable Insurance Trust I	333-40265	811-08481
Columbia Funds Variable Series Trust II	333-146374	811-22127
Columbia ETF Trust	333-148082	811-22154

constitutes and appoints Scott R. Plummer, Christopher O. Petersen, Paul B. Goucher, Michael E. DeFao, Ryan C. Larrenaga, Joseph L. D’Alessandro, Robert M. Kurucza and Marco E. Adelfio, each individually, his or her true and lawful attorney-in-fact and agent (each an “Attorney-in-Fact”) with power of substitution or resubstitution, in any and all capacities, including without limitation in the undersigned’s capacity as trustee of each Registrant, in the furtherance of the business and affairs of each Registrant: (i) to execute any and all instruments which said Attorney-in-Fact may deem necessary or advisable or which may be required to comply with the Securities Act of 1933, the Investment Company Act of 1940, the Securities Exchange Act of 1934 (together the “Acts”) and any other applicable federal securities laws, or rules, regulations or requirements of the U.S. Securities and Exchange Commission (“SEC”) in respect thereof, in connection with the filing and effectiveness of each Registrant’s Registration Statement on Form N-1A regarding the registration of each Registrant or its shares of beneficial interest, and any and all amendments thereto, including without limitation any reports, forms or other filings required by the Acts or any other applicable federal securities laws, or rules, regulations or requirements of the SEC; and (ii) to execute any and all federal, state or foreign regulatory or other required filings, including all applications with regulatory authorities, state charter or organizational documents and any amendments or supplements thereto, to be executed by, on behalf of, or for the benefit of, each Registrant. The undersigned hereby grants to each Attorney-in-Fact full power and authority to do and perform each and every act and thing contemplated above, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifies and confirms all that said Attorneys-in-Fact, individually or collectively, may lawfully do or cause to be done by virtue hereof.

Dated the 17th day of April, 2013.

/s/ Kathleen A. Blatz	/s/ Stephen R. Lewis, Jr
Kathleen A. Blatz	Stephen R. Lewis, Jr.

/s/ Edward J. Boudreau, Jr.	/s/ Catherine James Paglia
Edward J. Boudreau, Jr.	Catherine James Paglia

/s/ Pamela G. Carlton	/s/ Leroy C. Richie
Pamela G. Carlton	Leroy C. Richie

/s/ William P. Carmichael	/s/ Anthony M. Santomero
William P. Carmichael	Anthony M. Santomero

/s/ Patricia M. Flynn	/s Minor M. Shaw
Patricia M. Flynn	Minor M. Shaw

/s/ William A. Hawkins	/s/ Alison Taunton-Rigby
William A. Hawkins	Alison Taunton-Rigby

/s/ R. Glenn Hilliard	/s/ William F. Truscott
R. Glenn Hilliard	William F. Truscott